                                                Filed Pursuant to Rule 424(b)(5)
                                                   Registration No. 333-47068-01

        PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED NOVEMBER 14, 2000

                                       OF

                              CALPINE CORPORATION

                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF

                      5% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The Prospectus dated November 14, 2000, as supplemented to date (the "Prospectus") relating to resales by selling shareholders of 5% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(SM)), is hereby supplemented by amending the "Selling Holders" section on pages 24-28 thereof, by inserting the following as new selling holders in the appropriate alphabetical location:

                                                              NUMBER OF
                       SELLING HOLDER                         HIGH TIDES
                       --------------                         ----------
FIST Franklin Convertible Securities Fund...................    65,000
Franklin Growth and Income Fund.............................   140,000
FSS Franklin California Growth Fund.........................    45,000

     In addition, the Prospectus is further supplemented by changing the entry under the column "Number of HIGH TIDES" with respect to the Selling Holder identified below to the corresponding entry below the column "New Number of HIGH TIDES" set forth below.

                                                              NEW NUMBER OF
                       SELLING HOLDER                          HIGH TIDES
                       --------------                         -------------
Prudential Securities Inc...................................     65,000

                           -------------------------

                   Prospectus Supplement dated July 30, 2001